                                                                   Exhibit 10.6
                                                                   ------------

                       TCI SATELLITE ENTERTAINMENT, INC.


                    Option to Purchase Series A Common Stock


     THIS AGREEMENT ("Agreement") is made as of the 4th day of December, 1996,
                                                    ---
by and between TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and Gary S. Howard ("Grantee").

     Prior the date hereof the Company has been a subsidiary of Tele-Communications, Inc., a Delaware corporation ("TCI"). The Company has adopted the TCI Satellite Entertainment, Inc. 1996 Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit A, for the benefit of eligible employees of the Company and its Subsidiaries. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), and is an integral part of this Agreement.

     Pursuant to the Plan, the Committee has determined that it is in the best interests of the Company to grant Grantee the rights and option set forth herein in order to provide Grantee with additional remuneration for services rendered to the Company and its predecessors, to encourage Grantee to remain in the employ of the Company, and to provide additional incentive to Grantee by increasing Grantee's proprietary interest in the continued success and progress of the Company.

     Certain capitalized terms that are used herein are defined in paragraph 18 hereof. Capitalized terms that are used but not defined herein shall have the meaning ascribed thereto in the Plan.

     Accordingly, the Company and Grantee hereby agree as follows:

  1. Grant of Option; Option Term. The Company hereby grants to Grantee the right and option (the "Option"), on the terms and subject to the conditions set forth herein, to purchase the Option Shares from the Company for a price per Option Share equal to the Option Price. Subject to paragraph 2 hereof, the Option shall be exercisable in whole at any time and in part from time to time during the period commencing on the date hereof and expiring at 5:00 p.m., Denver, Colorado time ("Close of Business") on the tenth anniversary of the Determination Date, or such earlier date as the Option may be terminated pursuant to paragraph 6 or paragraph 9(b) hereof (the "Option Term").

  2. Conditions of Exercise; Vesting. Except as otherwise provided in the last sentence of this paragraph 2 or in paragraph 9(b), the Option shall not be exercisable until the first anniversary of the Determination Date, and, from the first anniversary of the Determination Date to the fifth anniversary of the Determination Date, the Option shall be exercisable only to the extent the Option Shares have become available for purchase in accordance with the following schedule:

        Anniversary of                       Percentage of Option Shares
       Determination Date                      Available for Purchase
       ------------------                    ---------------------------
              1st                                        20%
              2nd                                        40%
              3rd                                        60%
              4th                                        80%
              5th                                       100%


     Notwithstanding the foregoing, all Option Shares shall become available for purchase if during the Option Term (i) Grantee's employment with the Company and its Subsidiaries shall terminate by reason of (x) termination by the Company or any Subsidiary without Cause, (y) termination by Grantee for Good Reason or (z) Disability, (ii) Grantee's employment shall terminate pursuant to provisions of a written employment agreement, if any, between Grantee and the Company or any Subsidiary which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time) or (iii) Grantee dies while employed by the Company or a Subsidiary.

  3. Manner of Exercise. The Option may be exercised only by delivering to the Company all of the following and shall be considered exercised (as to the number of shares specified in the notice referred to in clause (a) below) on the later of (i) the first business day on which the Company has received all of the following deliveries and (ii) the date of exercise designated in the written notice referred to in clause (a) below (or if such date is not a business day, the first business day thereafter):

     (a) written notice, in such form as the Committee may reasonably require, stating that Grantee is exercising the Option and setting forth the date of such exercise, the number of Option Shares to be purchased, the aggregate purchase price to be paid for such Option Shares in accordance with this Agreement and the manner in which such payment is being made;

     (b) payment of the Option Price for each Option Share to be purchased upon such exercise, in cash or in such other form or combination of forms of payment contemplated by paragraph 10 hereof, together with payment of, or other provision acceptable to the Committee for, any and all withholding taxes required to be withheld by the Company upon such exercise, in accordance with paragraph 4 hereof; and

     (c) any other documentation that the Committee may reasonably require (including, without limitation, proof satisfactory to the Committee that the Option is then exercisable for the number of Option Shares set forth in such notice).

  4. Withholding for Taxes. It shall be a condition precedent to any exercise of the Option that Grantee make provision acceptable to the Company for the payment or withholding of

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

any and all federal, state and local taxes required to be withheld by the Company to satisfy the tax liability associated with such exercise, as determined by the Board.

  5. Delivery by the Company. As soon as practicable after receipt of all the items required by paragraph 3 hereof with respect to any exercise of the Option, and subject to the withholding referred to in paragraph 4 hereof, the Company shall deliver or cause to be delivered to Grantee certificates issued in Grantee's name for the number of whole Option Shares purchased upon such exercise. If delivery is by mail, delivery of Option Shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to Grantee, and any cash payment (for fractional shares or otherwise) shall be deemed effected when a Company check, payable to Grantee and in an amount equal to the amount of the cash payment, shall have been deposited in the United States mail, addressed to Grantee, in each case in accordance with Section 12.

  6. Early Termination of Option. Unless otherwise determined by the Committee in its sole discretion, the Option shall terminate, prior to the expiration of the ten-year period provided for in paragraph 1 hereof, as follows:

     (a) If Grantee's employment with the Company and its Subsidiaries terminates other than (i) by Grantee with Good Reason, (ii) by reason of Grantee's death or Disability, (iii) with the written consent of the Company or the applicable Subsidiary, (iv) without such consent if such termination is pursuant to provisions of a written employment agreement, if any, between Grantee and the Company or the applicable Subsidiary which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), or (v) by the Company with or without Cause, then the Option shall terminate at the Close of Business on the first business day following the expiration of the 90-day period beginning on the date of termination of Grantee's employment;

     (b) If Grantee dies while employed by the Company or one of its Subsidiaries, or prior to the expiration of a relevant period of time during which the Option remains exercisable as provided in this paragraph 6, the Option shall terminate at the Close of Business on the first business day following the expiration of the one-year period beginning on the date of death;

     (c) If Grantee's employment with the Company and its Subsidiaries terminates by reason of Disability, then the Option shall terminate at the Close of Business on the first business day following the expiration of the one-year period beginning on the date of termination of Grantee's employment;

     (d) If Grantee's employment with the Company and its Subsidiaries is terminated by the Company or any Subsidiary for Cause, then the Option shall terminate immediately upon such termination of Grantee's employment; and

         (e) If Grantee terminates his employment with the Company and its Subsidiaries (i) with Good Reason, (ii) with the written consent of the Company or the applicable Subsidiary or (iii) pursuant to provisions of a written employment agreement, if any, between Grantee and the Company or the applicable Subsidiary which expressly permits Grantee to terminate such employment upon the occurrence of specified events (other than the giving of notice and passage of time), or if the Company terminates Grantee's employment with the Company and its Subsidiaries without Cause, then the Option Term shall not terminate prior to the end of the ten-year period provided for in paragraph 1 hereof, except as otherwise provided for in paragraph 6(b) or 9(b).

     In any event in which the Option remains exercisable for a period of time following the date of termination of Grantee's employment as provided above, the Option may be exercised during such period of time only to the extent it was exercisable as provided in paragraph 2 or paragraph 9(b) on such date of termination of Grantee's employment. A change of employment is not a termination of employment within the meaning of this paragraph 6, provided that,
                                                                  --------
after giving effect to such change, Grantee continues to be an employee of the Company or any Subsidiary. Anything contained herein to the contrary notwithstanding, the Option shall in any event terminate upon the expiration of the ten-year period provided for in paragraph 1 hereof, if not theretofore terminated.

     7. Nontransferability of Option. During Grantee's lifetime, the Option is not and shall not be transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, is exercisable only by Grantee or Grantee's court appointed legal representative. Grantee may designate a beneficiary or beneficiaries to whom the Option shall pass upon Grantee's death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Company on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of Grantee. If no such designation is made or if the designated beneficiary does not survive Grantee's death, the Option shall pass by will or the laws of descent and distribution. Following Grantee's death, the Option, if otherwise exercisable, may be exercised by the person to whom the Option passes according to the foregoing, and such person shall be deemed to be Grantee for purposes of any applicable provisions of this Agreement.

     8. No Shareholder Rights; No Guarantee of Employment. (a) Grantee shall not be deemed for any purpose to be, or to have any of the rights of, a stockholder of the Company with respect to any Option Shares unless and until such Option Shares have been issued to Grantee by the Company. The existence of this Agreement or the Option shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.17 of the Plan.

         (b) Nothing contained in this Agreement, and no action by the Company or the Committee with respect hereto, shall confer or be construed to confer on Grantee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any employing Subsidiary to terminate Grantee's employment at any time, with or without Cause, except as otherwise expressly provided in any written employment agreement between the Company or any Subsidiary and Grantee.

     9. Adjustments. (a) The Option shall be subject to adjustment (including, without limitation, as to the number of Option Shares and the Option Price per share) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Determination Date; provided, however, that adjustments shall be made to the
                    --------  -------
Option if, and in the same manner that, adjustments are being made in connection with the occurrence of any such event to any other option granted under the Plan. Adjustments to the Option Price shall be made on a per share basis so that the aggregate remaining Option Price is unchanged.

     (b) In the event of any Approved Transaction, Board Change or Control Purchase, the Option shall become exercisable in full without regard to paragraph 2; provided, however, that to the extent not theretofore exercised the
             --------  -------
Option shall terminate upon the first to occur of the consummation of the Approved Transaction or the expiration or early termination of the Option Term. Notwithstanding the foregoing, the Committee may, in its discretion, determine that the Option will not become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken or made effective provision for the taking of such action as in the opinion of the Committee is equitable and appropriate to substitute a new Award for the Award evidenced by this Agreement or to assume this Agreement and the Award evidenced hereby and in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the Award evidenced by this Agreement as then in effect (but before giving effect to any acceleration of the exercisability hereof unless otherwise determined by the Committee), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Company Series A Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

     (c) If the Distribution does not occur prior to the time that the Option becomes exercisable, the Option Price and Option Shares shall be appropriately adjusted so that the Option shall be exercisable, in the aggregate, for 1% of the issued and outstanding common equity of the Company (after giving effect to the transactions contemplated by the Reorganization Agreement other than the Distribution), for an aggregate purchase price equal to 1% of TCI's Net Investment as of the date the Option first becomes exercisable, but excluding any portion of TCI's Net Investment that as of such date is represented by a promissory note or other evidence of indebtedness from the Company (or any of its subsidiaries) to TCI (or any subsidiary of TCI).

    10. Manner of Payment. The method or methods of payment of the Option Price for the shares of Company Series A Common Stock to be purchased upon exercise of the Option and any amounts required by paragraph 4 shall consist of
(i) cash, (ii) check, (iii) promissory note in such form as shall be acceptable to the Committee (except that this method of payment will not be available for amounts required by paragraph 4), (iv) whole shares of Company Series A Common Stock and/or Company Series B Common Stock already owned by Grantee, (v) the withholding of shares of Company Series A Common Stock issuable upon exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, as Grantee may elect and shall designate in the exercise notice provided for in paragraph 3 hereof, subject, however, to any restrictions or limitations of applicable law or of any agreement evidencing indebtedness of the Company for borrowed money. Any shares of capital stock delivered or withheld in payment of any amount due hereunder shall be valued for such purposes at the Fair Market Value of such shares on the applicable date of exercise of the Option.

    11. Restrictions Imposed by Law. Grantee acknowledges that neither the Option nor any of the Option Shares has been registered under the Securities Act of 1933 and that the Option Shares may not be transferred in the absence of such registration or the availability of an exemption therefrom under such Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Neither the Company nor any other person shall have any obligation to register any Option Shares, or any transfer of Option Shares, under the Securities Act of 1933, the Securities Exchange Act of 1934 or any other state or federal securities law. Certificates representing Option Shares purchased by Grantee hereunder may bear such restrictive and other legends as counsel for the Company shall require in order to insure compliance with any such law or any rule or regulation promulgated thereunder. Without limiting the generality of
Section 11.9 of the Plan, Grantee agrees that Grantee will not exercise the Option (and that the Company shall not be obligated to deliver any Option Shares upon any exercise of the Option) if counsel for the Company determines that such exercise or delivery would violate any applicable law or any rule or regulation of any governmental authority, or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Company Series A Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of the shares of Company Series A Common Stock to comply with any such law, rule, regulation or agreement.

    12. Notice. Unless the Company notifies Grantee in writing of a change of address, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be delivered personally or sent by first class mail, postage prepaid and addressed as follows

                       TCI Satellite Entertainment, Inc.
                       8085 South Chester, Suite 300
                       Englewood, Colorado 80112
                       Attention: General Counsel

Any notice or other communication by the Company to Grantee with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Grantee's address as listed in the records of the Company on the Determination Date, unless the Company has received written notification from Grantee of a change of address. Except as otherwise provided in paragraph 5, all notices and other communications hereunder, including without limitation any notice of exercise, shall be effective when actually received.

    13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.

    14. Construction. References in this Agreement to "this Agreement" and the words "herein," "hereof," "hereunder" and similar terms refer to this Agreement, including all Exhibits, as a whole, unless the context otherwise requires. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. This Agreement shall be construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive.

    15. Duplicate Originals. The Company and Grantee may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

    16. Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between or among TCI, the Company and Grantee, or any of them, with respect to the subject matter hereof. Each of the Company and Grantee hereby declares and represents that no promise or agreement not herein expressed has been made and that this Agreement (including the Plan, which is an integral part hereof) contains the entire agreement between and among the parties hereto with respect to the Option and supersedes and makes null and void any prior agreements between or among TCI, the Company and Grantee, or any of them, regarding the Option.

    17. Amendment. This Agreement may be amended, modified or supplemented by the Company, without the consent of the Grantee, (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (ii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including, without limitation, any applicable federal or state securities laws. Except as provided above, this Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

    18. Definitions. As used in this Agreement, the following terms have the corresponding meanings:

     "Aggregate Option Price" means an amount equal to one percent (1%) of TCI's Net Investment as of the first to occur of the date of the Distribution and the date on which the Option first becomes exercisable, but excluding any portion of TCI's Net Investment that as of such date is represented by a promissory note or other evidence of indebtedness from the Company (or any of its subsidiaries) to TCI (or any subsidiary of TCI).

     "Cause" has the meaning ascribed thereto in any employment agreement between Grantee and the Company or any of its Subsidiaries, and in the absence of any such employment agreement means insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, or refusal to perform one's duties and responsibilities for any reason other than illness or incapacity, or negligence in the performance of any of one's material duties or responsibilities that continues after written notice from the Company, as determined conclusively by the Committee.

     "Company Series A Common Stock" means the Series A Common Stock, $1.00 par value per share, of the Company.

     "Company Series B Common Stock" means the Series B Common Stock, $1.00 par value per share, of the Company.

     "Determination Date" means February 1, 1996.

     "Distribution" means the proposed distribution by TCI, in a transaction intended to be a tax-free spin-off, of all the issued and outstanding shares of capital stock of the Company to the holders of shares of Tele-Communications, Inc. Series A TCI Group Common Stock and Tele-Communications, Inc. Series B TCI Group Common Stock.

     "Good Reason" means the occurrence of any of the following prior to any termination of employment by Grantee:

      (i)   any reduction in Grantee's annual rate of salary;

     (ii) a failure by the Company to continue in effect any employee benefit plan in which Grantee was participating, or the taking of any action by the Company that would adversely affect Grantee's participation in, or materially reduce Grantee's benefits under, any such employee benefit plan, unless such failure or such taking of any action adversely affects the senior members of the corporate management of the Company generally; or

    (iii) the assignment to Grantee of duties and responsibilities that are materially more oppressive or onerous than those attendant to Grantee's position on the Determination Date.

     "Option Price" means an amount per Option Share equal to the quotient of
(i) the Aggregate Option Price divided by (ii) the total number of Option Shares on the date of the Distribution, immediately after giving effect thereto, as such amount per Option Share may be adjusted from time to time after the Distribution pursuant to paragraph 9 hereof. Within five business days after the date of the Distribution, the Committee shall give Grantee written notice of the Option Price as of the date of the Distribution, which notice shall be conclusive absent manifest error.

     "Option Shares" means an aggregate number of shares of Company Series A Common Stock equal to one percent (1%) of the total number of shares of Company Series A Common Stock and Company Series B Common Stock issued and outstanding on the date of the Distribution, immediately after giving effect thereto. Within five business days after the date of the Distribution, the Committee shall give Grantee written notice of the aggregate number of the Option Shares as of the date of the Distribution, which notice shall be conclusive absent manifest error.

     "Other Options" means the options to purchase shares of Company Series A Common Stock granted pursuant to those other Option Agreements dated as of the date hereof between the Company and the grantees named therein, respectively.

     "Reorganization Agreement" means the Reorganization Agreement to be entered into by TCI, TCIC, the Company and certain other subsidiaries of TCI in connection with the Distribution to provide for, among other things, the principal corporate transactions required to effect the Distribution, the conditions thereto and certain provisions governing the relationship between the Company and TCI with respect to and resulting from the Distribution.

     "TCIC" means TCI Communications, Inc., a Delaware corporation.

     "TCI's Net Investment" means, as of any relevant date, the cumulative amount invested by TCI and its predecessor (including their respective subsidiaries other than the Company and its subsidiaries) in the Company, its subsidiaries and the respective predecessors of the Company and its subsidiaries prior to and including such date, less the aggregate amount of all dividends and distributions made by the Company, its subsidiaries and the respective predecessors of the Company and its subsidiaries to TCI and its predecessor (including their respective subsidiaries other than the Company and its subsidiaries) prior to and including such date.

    19.  Rules by Committee.   The rights of Grantee and obligations of the
Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.

     IN WITNESS WHEREOF, the Company and Grantee have caused this Agreement to be duly executed and delivered as of the date first written above.



                             TCI SATELLITE ENTERTAINMENT, INC.



                             By: /s/ Kenneth G. Carroll
                                ---------------------------------
                                Name: Kenneth G. Carroll
                                Title: Senior Vice President and
                                       Chief Financial Officer


                                 /s/ Gary S. Howard
                                ---------------------------------
                                     Gary S. Howard

                                                          Exhibit B to Agreement
                                                    dated as of December __,1996



                       TCI SATELLITE ENTERTAINMENT, INC.

                        Option to Purchase Common Stock


                           Designation of Beneficiary


     I, ___________________________________________ (the "Grantee"), hereby declare that upon my death __________________________________________ (the
                              Name
"Beneficiary") of

_____________________________________________________________________________,
  Street Address                     City               State     Zip Code

who is my _________________________________________________, shall be entitled
            Relationship to Grantee
to the Option and all other rights accorded Grantee by the above-referenced grant agreement (the "Agreement").

     It is understood that this Designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated herein, including the Beneficiary's survival of Grantee's death. If any such condition is not satisfied, such rights shall devolve according to Grantee's will or the laws of descent and distribution.

     All prior designations of beneficiary under the Agreement are hereby revoked. This Designation of Beneficiary may only be revoked in writing, signed by Grantee, and filed with Tele-Communications, Inc. and TCI Satellite Entertainment, Inc., prior to Grantee's death.



_____________________________     _________________________________________
          Date                        Grantee